Exhibit 18.2


                        RULE 18f-3 DUAL DISTRIBUTION PLAN


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                                  PHOENIX FUNDS
                                  (the "Funds")

                              AMENDED AND RESTATED
                           PLAN PURSUANT TO RULE 18f-3
                                    under the
                         INVESTMENT COMPANY ACT OF 1940




1.   Introduction
     ------------

     Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended ("1940 Act"), this Plan describes the multi-class system for the Funds, including the separate classes of shares' arrangements for distribution, the method for allocating expenses to those classes and any related conversion or exchange privileges applicable to these classes.

     Upon the original effective date of this Plan, the Funds shall offer multiple classes of shares, as described herein, pursuant to Rule 18f-3 and this Plan.

2.   The Multi-Class Structure
     -------------------------

     The portfolios of the Funds listed on Schedule A hereto shall offer two classes of shares, Class A and Class B ("Multi-Class Portfolios"). Shares of the Multi-Class Portfolios shall represent an equal pro rata interest in the respective Multi-Class Portfolio and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any Class Expenses, as defined by Section B, below; (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution arrangement; and (d) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, Class A and Class B shares shall have the features described in Sections a, b, c and d, below.

     a.   Distribution Plans
          ------------------

     The Funds have adopted Distribution Plans pursuant to Rule 12b-1 with respect to each Multi-Class Portfolio, containing substantially the following terms:

          i. Class A shares of each Multi-Class Portfolio shall reimburse Phoenix Equity Planning Corporation (the "Distributor") for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class A Distribution Plan and any supplements thereto, subject to an annual limit of 0.25%, or in some cases 0.30%, of the average daily net assets of a Multi-Class Portfolio's Class A shares.


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     ii.  Class B shares of each Multi-Class Portfolio shall reimburse the
Distributor for costs and expenses incurred in connection with distribution and marketing of shares thereof, as provided in the Class B Distribution Plan and any supplements thereto, subject to an annual limit of 1.00% of the average daily net assets of a Multi-Class Portfolio's Class B shares.

     b.   Allocation of Income and Expenses
          ---------------------------------

          i. General.
             --------

          The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Multi-Class Portfolio shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Multi-Class Portfolio. Expenses to be so allocated include expenses of the Funds that are not attributable to a particular Multi-Class Portfolio or class of a Multi-Class Portfolio but are allocated to a Multi-Class Portfolio ("Fund Expenses") and expenses of a particular Multi-Class Portfolio that are not attributable to a particular class of that Multi-Class Portfolio ("Portfolio Expenses"). Fund Expenses include, but are not limited to, trustees' fees, insurance costs and certain legal fees. Portfolio Expenses include, but are not limited to, certain state registration fees, custodial fees, advisory fees and other expenses relating to the management of the Multi-Class Portfolio's assets.

          ii. Class Expenses.
              ---------------

          Expenses attributable to a particular class ("Class Expenses") shall be limited to: (1) transfer agency fees; (2) stationery, printing, postage, and delivery expenses relating to preparing and distributing shareholder reports, prospectuses, and proxy statements; (3) state Blue Sky registration fees; (4) SEC registration fees; (5) expenses of administrative personnel and services to the extent related to another category of class-specific expenses; (6) trustees' fees and expenses; (7) accounting expenses, auditors' fees, litigation expenses, and legal fees and expenses; and (8) expenses incurred in connection with shareholder meetings. Expenses described in subsection (a) of this paragraph must be allocated to the class for which they are incurred. All other expenses described in this paragraph may be allocated as Class Expenses, if a Fund's President and Treasurer have determined, subject to Board approval or ratification, which of such categories of expenses will be treated as Class Expenses, consistent with applicable legal principles under the 1940 Act and the Internal Revenue Code of 1986, as amended ("Code"). The difference between the Class Expenses allocated to each share of a class during a year and the Class Expenses allocated to each share of any other class during such year shall at all times be less than .50% of the average daily net asset value of the class of shares with the smallest average net asset value. The afore-described description of Class Expenses and any amendment thereto shall be subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that any such allocation of expenses or the assessment of higher distribution fees and transfer agency costs on any class of shares does not result in any dividends or distributions constituting "preferential dividends" under the Code.


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          In the event that a particular expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund Expense or Portfolio Expense as applicable, and in the event a Fund Expense or Portfolio Expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

          The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not "interested persons" of the Fund, as defined in the 1940 Act ("Independent Trustees")

          iii. Waivers or Reimbursements of Expenses
               -------------------------------------

          Expenses may be waived or reimbursed by the Fund's investment adviser(s), its principal underwriters, or any other provider of services to a Multi-Class Portfolio without the prior approval of the Board of Trustees.

     c. Exchange Privileges
        -------------------

          Shareholders of a Multi-Class Portfolio may exchange shares of a particular class for shares of the same class in another Multi-Class Portfolio, at the relative net asset values of the respective shares to be exchanged and with no sales charge, provided the shares to be acquired in the exchange are, as may be necessary, qualified for sale in the shareholder's state of residence and subject to the applicable requirements, if any, as to minimum amount.

     d. Conversion Feature
        ------------------

          Class B Shares of a Multi-Class Portfolio will automatically convert to Class A Shares of that portfolio, without sales charge, at the relative net asset values of each such classes, not later than eight years from the acquisition of the Class B Shares. The conversion of Class B Shares to Class A Shares is subject to the continuing availability of an opinion of counsel or a ruling from the Internal Revenue Service to the effect that the conversion of shares does not constitute a taxable event under federal income tax law.


3.   Board Review
     -------------

     a.   Approval of Amended and Restated Plan
          -------------------------------------

     The Board of Trustees, including the Independent Trustees, at a meeting held on August 21, 1996, approved the Amended and Restated Plan based on a determination that the Plan, including the expense allocation, is in the best interests of each class and Multi-Class Portfolio individually and of the Funds.


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     b.   Approval of Amendments
          -----------------------

     The Plan may not be amended materially unless the Board of Trustees, the Independent Trustees, have found that the proposed amendment, including any proposed related expense allocation, is in the best interests of each class and Multi-Class Portfolio individually and of the Funds.

     c.   Periodic Review
          ---------------

     The Board shall review reports of expense allocations and such other information as they request at such times, or pursuant to such schedule, as they may determine consistent with applicable legal requirements.

4.   Contracts
     ---------

     Any agreement related to the Multi-Class System shall require the parties thereto to furnish to the Board of Trustees, upon their request, such information as is reasonably necessary to permit the Trustees to evaluate the Plan or any proposed amendment.

5.   Effective Date
     --------------

     The Amended and Restated Plan, having been reviewed and approved by the Board of Trustees and the Independent Trustees, shall take effect as of the first day of each Fund's current fiscal year.

6.   Amendments
     ----------

     The Plan may not be amended to modify materially its terms unless such amendment has been approved in the manner specified in Section 3(b) of this Plan.





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                                                                      SCHEDULE A
                                                                      ----------


PHOENIX CALIFORNIA TAX-EXEMPT BONDS, INC.

PHOENIX INCOME AND GROWTH FUND

PHOENIX MULTI-PORTFOLIO FUND:
         DIVERSIFIED INCOME PORTFOLIO
         EMERGING MARKETS BOND PORTFOLIO
         INTERNATIONAL PORTFOLIO
         REAL ESTATE SECURITIES PORTFOLIO
         MID CAP PORTFOLIO
         TAX-EXEMPT BOND PORTFOLIO

PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.

PHOENIX MULTI-SECTOR SHORT TERM BOND FUND

PHOENIX SERIES FUND:
         AGGRESSIVE GROWTH FUND SERIES
         BALANCED FUND SERIES
         CONVERTIBLE FUND SERIES
         GROWTH FUND SERIES
         HIGH YIELD FUND SERIES
         MONEY MARKET FUND SERIES
         U.S. GOVERNMENT SECURITIES FUND SERIES

PHOENIX TOTAL RETURN FUND, INC.

PHOENIX STRATEGIC EQUITY SERIES FUND:
         EQUITY OPPORTUNITIES FUND
         MICRO CAP FUND
         STRATEGIC THEME FUND
         SMALL CAP FUND

PHOENIX WORLDWIDE OPPORTUNITIES FUND